Exhibit 1.1
$30,000,000
Dollar Financial Group, Inc.
9.75% Senior Notes due 2011
PURCHASE AGREEMENT
June 20, 2005
Credit Suisse First Boston LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629.
Ladies and Gentlemen:
      1. Introductory. Dollar Financial Group, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston, LLC (the initial “Purchaser”) an aggregate of U.S. $30 million principal amount of its 9.75% Senior Notes due 2011 (the “Offered Securities”). The Company’s obligations under the Offered Securities, including the due and punctual payment of interest on the Offered Securities, shall be fully and unconditionally guaranteed (each, a “Guarantee”and, collectively, the “Guarantees”) on a joint and several basis by Dollar Financial Corp., formerly known as DFG Holdings, Inc. (“Holdings”) and the Company’s existing and future U.S. direct and indirect subsidiaries, including Any Kind Check Cashing Centers, Inc., Cash Unlimited of Arizona, Inc., Check Mart of Louisiana, Inc., Check Mart of New Mexico, Inc., Check Mart of Pennsylvania, Inc., Check Mart of Texas, Inc., Check Mart of Wisconsin, Inc., DFG Canada, Inc., DFG International, Inc., DFG World, Inc., Dollar Financial Insurance Corp., Financial Exchange Company of Ohio, Inc., Financial Exchange Company of Pennsylvania, Inc., Financial Exchange Company of Pittsburgh, Inc., Financial Exchange Company of Virginia, Inc., Loan Mart of Oklahoma, Inc., Monetary Management Corporation of Pennsylvania, Monetary Management of California, Inc., Monetary Management of Maryland, Inc., Monetary Management of New York, Inc., Money Mart Express, Inc., MoneyMart, Inc., Pacific Ring Enterprises, Inc., PD Recovery, Inc. and We The People USA, Inc. (each, a “Subsidiary Guarantor” and, together with Holdings, the “Guarantors”). As used herein, the term “Offered Securities” shall include the Guarantees thereof by the Guarantors, unless the context otherwise requires. The Offered Securities will be issued under an indenture, dated as of November 13, 2003 (as previously supplemented, the “Indenture”), between the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).
      The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, to be dated on or about June 23, 2005, among the Company, the Guarantors and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file an exchange offer registration statement with the Securities and Exchange Commission (the “Commission”) to exchange the Offered Securities for a new issue of substantially identical debt securities registered under the Securities Act of 1933, as amended (the “Securities Act”).
      2. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the Purchaser that:

(a) An offering circular relating to the Offered Securities has been prepared by the Company. Such offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with the documents listed in Schedule A hereto and any other document approved by the Company or any Guarantor for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the “Offering Document”. On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company or the Guarantors by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10 K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b) The Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date (as defined below), the Offered Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits of the Indenture and security provided by the Pledge Agreements (as defined below) and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles whether arising in a court of equity or law. The Offered Securities will conform in all material respects to the description thereof in the Offering Document.

(c) The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by each such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Offered Securities have been executed, authenticated and issued in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles whether arising in a court of equity or law. The Guarantees will conform in all material respects to the description thereof in the Offering Document.

(d) On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement and including any Private Exchange Securities as defined therein) will have been duly authorized by the Company; and when the Exchange Securities are executed, authenticated and issued in accordance with the terms of the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and security provided by the Pledge Agreements and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles whether arising in a court of equity or law. The Exchange Securities will conform in all material respects to the description thereof in the Offering Document.

(e) The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by each such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been executed, authenticated and issued in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles whether arising in a court of equity or law.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries (including the Subsidiary Guarantors) taken as a whole (“Material Adverse Effect”), and attached hereto as Schedule B is a list of all such jurisdictions.

(g) Holdings has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and Holdings is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and attached hereto as Schedule B is a list of all such jurisdictions.

(h) The Company has no direct or indirect U.S. subsidiaries other than the Subsidiary Guarantors.

(i) Each subsidiary of the Company (including each Subsidiary Guarantor) has been duly incorporated or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and each subsidiary of the Company (including each Subsidiary Guarantor) is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and attached hereto as Schedule B is a list of all such jurisdictions for each Subsidiary Guarantor; all of the issued and outstanding capital stock of each subsidiary of the Company (including each Subsidiary Guarantor) has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Offering Document or permitted by the Indenture or the Pledge Agreements, the capital stock of each subsidiary owned by the Company (including each Subsidiary Guarantor), directly or indirectly, is owned free from liens, encumbrances and defects.

(j) Each of (i) the Indenture, (ii) the Pledge Agreement, dated as of November 13, 2003 (the “DFG International Pledge Agreement”), between DFG International, Inc. and U.S. Bank National Association, as collateral agent, (iii) the Pledge Agreement, dated as of November 13, 2003 (the “DFG World Pledge Agreement”), between and DFG World, Inc., and U.S. Bank National Association, as collateral agent, and (iii) the Pledge Agreement, dated as of December 21, 2004 (the “DFG Canada Pledge Agreement” and, together with the DFG International Pledge Agreement and the DFG World Pledge Agreement, the “Pledge Agreements”), by and between DFG Canada, Inc. and U.S. Bank National Association, as collateral agent, has been duly authorized by the Company and the Guarantors party thereto; each of the Indenture and the Pledge Agreements has been duly executed and delivered by the Company and the Guarantors party thereto and constitute a valid and legally binding obligation enforceable against the Company and the Guarantors party thereto in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or, in the case of the Pledge Agreements, the enforcement of the security provided thereby and to general equity principles whether arising in a court of equity or at law; each of the Pledge Agreements creates a valid and perfected second priority lien upon 65% of the capital stock of the directly owned foreign subsidiaries of the Guarantor party thereto (the “Collateral”) and will create a similar lien upon the capital stock of any foreign subsidiary acquired or organized by the Guarantor party thereto after the Closing Date and required to be subjected to the lien of such Pledge Agreement, subject only to the exceptions referred to in such Pledge Agreement; and the Collateral is duly held by Wells Fargo Bank, National Association, as bailee of the Trustee and the holders of the Offered Securities for purposes of perfecting the second priority liens thereon, and all taxes required to be paid with respect to the execution of the Indenture and the Pledge Agreements and the issuance of the Offered Securities have been paid.

(k) The Guarantors party to the Pledge Agreements have good and marketable title to the Collateral, in each case free from liens, encumbrances and defects other than the liens of the Pledge Agreements, subject only to liens not prohibited by the Indenture or the Pledge Agreements; and the descriptions of the Collateral contained in the granting clause of the Pledge Agreements are correct and adequate for purposes of the Pledge Agreements.

(l) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any of the Guarantors or any of their subsidiaries on the one hand and any person or entity on the other that would give rise to a valid claim against the Company or any of the Guarantors or any of their subsidiaries or the Purchaser for a brokerage commission, finder’s fee or other like payment.

(m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture, the Pledge Agreements and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company and the issuance of the Guarantees by the Guarantors, except such as may be required under state securities laws and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

(n) The execution, delivery and performance of this Agreement, the Indenture, the Pledge Agreements and the Registration Rights Agreement by the Company and each Guarantor, the issuance and sale of the Offered Securities by the Company and the issuance of the Guarantees by the Guarantors and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Guarantors or any of their properties, (ii) the Replacement Credit Facility (as defined in the Indenture), (iii) any agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the properties of the Company or any of the Guarantors is subject, or (iv) the charter, by laws or other organizational documents of the Company or any of the Guarantors, except, in the case of clauses (i) and (iii), where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect, and the Company and each Guarantor, as the case may be, has full power and authority to authorize, issue and sell the Offered Securities with the Guarantees endorsed thereon as contemplated by this Agreement.

(o) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(p) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles whether arising in a court of equity or law. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Document.

(q) Except as disclosed in the Offering Document, the Company, the Guarantors and their subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the Offering Document, the Company, the Guarantors and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

(r) The Company, the Guarantors and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to them, would individually or in the aggregate have a Material Adverse Effect.

(s) No labor dispute with the employees of the Company, any of the Guarantors or any of their subsidiaries exists or, to the knowledge of the Company, any of the Guarantors or any of their subsidiaries, is imminent that might have a Material Adverse Effect.

(t) None of the Company, any of the Guarantors or any of their subsidiaries is in violation or default of (i) any provision of its respective charter, by laws or other organizational documents, (ii) the terms of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company, any of the Guarantors or any of their subsidiaries is a party or by which the Company, any of the Guarantors, any of their subsidiaries or any of their respective property is bound or (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of the Guarantors, any of their subsidiaries or any of their respective properties except, in the case of clauses (ii) and (iii), as would not individually or in the aggregate have a Material Adverse Effect.

(u) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company, any of the Guarantors or any of their subsidiaries and any person or entity granting such person or entity the right to require the Company or any such Guarantor or any of their subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any such Guarantor or any of their subsidiaries or to require the Company or any such Guarantor or any of their subsidiaries to include such securities with the Exchange Securities with respect to any registration statement filed with the Commission.

(v) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company, any of the Guarantors or any of their subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s, any of the Guarantors’ or any of their subsidiaries’ retaining any rating assigned to them or any of their respective securities or (ii) has indicated to the Company, any of the Guarantors or any of their subsidiaries that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any of the Guarantors or any of their subsidiaries or any of their respective securities.

(w) The Company, the Guarantors and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, any of the Guarantors or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x) Except as disclosed in the Offering Document, none of the Company, any of the Guarantors or any of their subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and none of the Company, any of the Guarantors or any of their subsidiaries is aware of any pending investigation which might lead to such a claim.

(y) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of the Guarantors, any of their subsidiaries or any of their respective properties that, if determined adversely to the Company, any of the Guarantors or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company, any of the Guarantors or any of their subsidiaries to perform their respective obligations under this Agreement, the Indenture, the Pledge Agreements or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the issuance of the Guarantees; and no such actions, suits or proceedings are, to the Company’s, any of the Guarantors’ or any of their subsidiaries’ knowledge, threatened or contemplated.

(z) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries (including the Subsidiary Guarantors) as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

(aa) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries (including the Subsidiary Guarantors) taken as a whole (“Material Adverse Change”), nor any development or event involving a prospective Material Adverse Change, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their respective capital stock.

(bb) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(cc) The Company maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(dd) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ee) None of the Company, any of the Guarantors or any of their subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and none of the Company, any of the Guarantors or any of their subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the issuance of the Guarantees and the application of the proceeds of the sale of the Offered Securities with the

Guarantees endorsed thereon as described in the Offering Document, will be an “investment company” as defined in the Investment Company Act.

(ff) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated inter dealer quotation system.

(gg) None of the Company, any of the Guarantors, any of their subsidiaries or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities with the Guarantees endorsed thereon to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(hh) The offer and sale of the Offered Securities by the Company and the issuance of the Guarantees by each of the Guarantors to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof or Regulation S thereunder; and it is not necessary in connection with such offer or sale to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(ii) The Indenture conforms and has been qualified in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(jj) Neither the Company, nor any of its affiliates (including the Guarantors), nor any person acting on its or their behalf (other than the Purchaser, as to whom the Company and its subsidiaries make no representation) (i) has within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulations S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates (including the Guarantors) and any person acting on its or their behalf (other than the Purchaser, as to whom the Company and its subsidiaries make no representation) have complied and will comply with the offering restrictions requirements of Regulation S. None of the Company, its affiliates (including the Guarantors) and any person acting on its or their behalf (other than the Purchaser, as to whom the Company and its subsidiaries make no representation) has engaged or will engage in any directed selling efforts with the meaning of Regulation S with respect to the Offered Securities or the Guarantees. None of the Company, any of the Guarantors or any of their subsidiaries has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(kk) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(ll) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(mm) The Intercreditor Agreement, dated as of November 13, 2003, as amended by that certain First Amendment to Intercreditor Agreement, dated as of April 12, 2004 (the “Intercreditor Agreement”), between Wells Fargo Bank, National Association, as Administrative Agent and Bailee (as defined therein), and the Trustee, has been duly authorized, executed and delivered by the Company and each Guarantor.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of

100.9625% of the principal amount thereof plus accrued interest from May 15, 2005 to the Closing Date (exclusive of the Closing Date), the Offered Securities.
      The Company will deliver against payment of the purchase price the Offered Securities, with the Guarantees endorsed thereon, to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book entry form through DTC, except in the limited circumstances described in the Offering Document. The Company will deliver against payment of the purchase price the Offered Securities, with the Guarantees endorsed thereon, to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities and the Regulation S Global Securities shall include the applicable legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Document. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.
      Payment for the Regulation S Securities and the 144A Securities, each with the Guarantees endorsed thereon, shall be made by the Purchaser in immediately available funds by official check or checks or wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Company at the office of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 at 9:00 a.m., (Philadelphia time), on June 23, 2005, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities, with the Guarantees endorsed thereon, representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities, with the Guarantees endorsed thereon, representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Pepper Hamilton LLP at least 24 hours prior to the Closing Date.
      4. Representations by the Purchaser; Resale by the Purchaser.
      (a) The Purchaser represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
      (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until the later of 40 days after the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, the Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
      (c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.
      (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
      (e) The Purchaser represents and warrants that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or any of the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
      5. Certain Agreements of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees with the Purchaser that:

(a) The Company will advise the Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchaser’s consent (which will not be unreasonably withheld), unless the Company determines that it must do so to avoid a violation of applicable law. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchaser’s consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to the Purchaser copies of the Offering Document and all amendments and supplements to such document, in each case as soon as available and in such quantities as the Purchaser requests, and the Company will furnish to the Purchaser on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants’ report therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company or the Guarantors will pay the expenses of printing and distributing to the Purchaser all such documents.

(c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and will continue such qualifications or determinations in effect so long as required for the resale of the Offered Securities by the Purchaser provided that the Company will not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in any such jurisdiction where it is not then so subject.

(d) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act and including, without limitation, the Guarantors) to, resell any of the Offered Securities that have been reacquired by any of them.

(f) During the period of two years after the Closing Date, none of the Company, any of the Guarantors or any of their subsidiaries will be or become, an open end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g) The Company and the Guarantors will pay all expenses incident to the performance of their respective obligations under this Agreement, the Indenture, the Pledge Agreements and the Registration Rights Agreement, including: (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Exchange Securities, the Indenture, the Pledge Agreements, the Offering Document and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portalsm Market of The Nasdaq Stock Market, Inc. (“PORTAL”) and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company or any Guarantor in connection with the issue of the Offered Securities, (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and the printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, (vii) all expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchaser and (viii) all travel expenses of the Purchaser and the officers and employees of the Company and any of the Guarantors and any other expenses of the Purchaser, the Company or any of the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchaser.

(h) In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates (including the Guarantors) has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates (including the Guarantors) has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates (including the Guarantors) will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) For a period of 180 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration under the Securities Act relating to, any U.S. dollar denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose its intention to make any such offer, sale, contract, pledge, disposition or filing, without the prior written consent of the Purchaser. The preceding sentence shall not apply to (i) any amendment to or increase of the Company’s bank lending facilities or (ii) the registrations contemplated by the Registration Rights Agreement. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract, pledge or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(j) The proceeds of the offering of the Offered Securities will be applied as set forth under “Use of Proceeds” in the Offering Document.
      6. Conditions of the Obligation of the Purchaser. The obligation of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of the officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) On the date hereof (prior to the execution of this Agreement) and also at the Closing Date, Ernst & Young LLP shall have furnished to the Purchaser a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Purchaser, to the effect set forth in Schedule C hereto. On the date hereof (or in any event, no later than the Closing Date), the Purchaser shall herein receive a letter dated such date from (i) LaPorte, Sehrt, Romig & Hand with respect to the financial statements of American Check Cashers of Lafayette, L.L.C. and Subsidiary, Alexandria Financial Services, L.L.C. and Subsidiary, and Southern Financial Services, L.L.C. in form and substance satisfactory to the Purchaser and (2) Singer Lewak Greenbaum & Goldstein LLP with respect to the financial statements of We The People Forms and Service Centers, USA, Inc. (Member of the We The People Affiliated Group of Companies) in form and substance satisfactory to the Purchaser.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries (including the Subsidiary Guarantors) taken as one enterprise which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over the counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Purchaser shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, of Pepper Hamilton LLP, counsel for the Company and the Guarantors, to the effect set forth in Schedule D.

(d) The Purchaser shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, of Cyril Means, Vice President and General Counsel of the Company, to the effect set forth in Schedule E.

(e) The Purchaser shall have received from Sullivan & Cromwell LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities with the Guarantees endorsed thereon to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as the Purchaser may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Purchaser shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or the President and the Chief Financial Officer or Treasurer of the Company and each Guarantor in their capacity as officers of the Company and the Guarantors, respectively, in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company or the Guarantor, as the case may be, in this Agreement are true and correct; the Company or such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the Offering Document, there has been no Material Adverse Change, nor any development or event involving a prospective Material Adverse Change, except as set forth in the Offering Document, the Exchange Act Reports or as described in such certificate.

(g) The Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of June 20, 2005, by and among the Company, Holdings, the Lenders (as defined therein), Wells Fargo Bank, National Association, as administrative agent to the Lenders (the “Administrative Agent”), (i) shall be in form satisfactory to the Purchaser, (ii) shall have been duly authorized, executed and delivered by the parties thereto, (iii) shall constitute a valid, legally binding and enforceable obligation of the parties thereto and shall be in full force and effect and (iv) no event of default or event which upon notice or lapse of time, or both, would become an event of default on the part of any party thereto shall exist thereunder.

(h) The First Amendment to Intercreditor Agreement, dated as of April 12, 2004, by and between Wells Fargo Bank, National Association, as Administrative Agent and Bailee (as defined therein), and the Trustee, (i) shall be in full force and effect and (ii) no event of default or event which upon notice or lapse of time, or both, would become an event of default on the part of any party thereto shall exist thereunder.

Each of the Company and the Guarantors will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. In its sole discretion the Purchaser may waive compliance with any conditions to the obligation of the Purchaser hereunder.

      7. Indemnification and Contribution. (a) The Company and the Guarantors will indemnify and hold harmless the Purchaser, its partners, members, directors, officers and affiliates and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
      (b) The Purchaser will indemnify and hold harmless the Company and each Guarantor, their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Guarantor by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or such Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Offering Document: paragraphs three and ten and the second sentence of paragraph eleven under the caption “Plan of Distribution”; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
      (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors on the one hand or the Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by the Purchaser exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
      (e) The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section 7 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.
      8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors and their respective officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company, any Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchaser pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company and the Guarantors will reimburse the Purchaser for all out of pocket expenses

(including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.
      9. Notices. All communications hereunder will be in writing and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to the Purchaser at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to them c/o Dollar Financial Group, Inc., 1436 Lancaster Avenue, Berwyn, Pennsylvania, 19312, Attention: General Counsel.
      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second sentence of Section 5(b) hereof against the Company as if such holders were parties thereto.
      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
      12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
      Each of the Company and the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Purchaser’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the Purchaser in accordance with its terms.

Very truly yours,

Dollar Financial Group, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Dollar Financial Corp.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Any Kind Check Cashing Centers, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Cash Unlimited of Arizona, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Check Mart of Louisiana, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Check Mart of New Mexico, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Check Mart of Pennsylvania, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Check Mart of Texas, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Check Mart of Wisconsin, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

DFG Canada, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

DFG International, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

DFG World, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Dollar Financial Insurance Corp.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Financial Exchange Company of Ohio, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Financial Exchange Company of Pennsylvania, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Financial Exchange Company of
Pittsburgh, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Financial Exchange Company of Virginia, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Loan Mart of Oklahoma, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Monetary Management Corporation of Pennsylvania

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Monetary Management of California, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Monetary Management of Maryland, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Monetary Management of New York, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Money Mart Express, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

MoneyMart, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

Pacific Ring Enterprises, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

PD Recovery, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	President

We The People USA, Inc.

By	/s/ Donald Gayhardt

Name: Donald Gayhardt

Title:	Executive Vice President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written

Credit Suisse First Boston LLC

By	/s/ Ted Iantuono

Name: Ted Iantuono

Title:	Managing Director